Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TubeMogul, Inc.:

We consent to the use of our report included herein dated February 28, 2014, except as to Note 12(d), which is as of April 14, 2014, and to the reference to our firm under the heading “Experts” in the prospectus and registration statement.

/s/ KPMG LLP

San Francisco, California

April 14, 2014